                                                                      EXHIBIT 10



April 15, 2002


Mr. John R. Alm
President, Chief Operating Officer
Coca-Cola Enterprises Inc.
2500 Windy Ridge Parkway
Atlanta, Georgia  30339

         Re:      Growth Initiative Program

Dear John:

As we have discussed, The Coca-Cola Company ("TCCC") and Coca-Cola Enterprises Inc. ("CCE") (together, the "Parties") want to increase and maximize the profitable sales in CCE territories of products bearing trademarks owned by or licensed to TCCC (including brands owned by joint ventures or other entities in which TCCC has a 50% or greater interest) (collectively, "TCCC Brands"). Our two companies agree that the best approach is to work in a collaborative, coordinated way so that both companies can succeed in accelerating profitable, sustainable volume and share growth of TCCC Brands in CCE territories. This letter sets out the key elements and principles of this collaborative relationship.

As one aspect of our efforts, TCCC will, through the Growth Initiative Program ("Program") set forth below, provide funding to assist CCE in implementing mutually agreed, profitable growth. As the Program set out in this letter matures, the Parties agree that they will work together to try to find ways to meet our objectives and to strengthen our long-term relationship in a balanced fashion. Consistent with the relationship contemplated by this letter, each management group will be outward proponents of the finest, best and most collaborative relationship in the non-alcoholic beverages industry.

For so long as this agreement remains in effect, TCCC agrees to pay to CCE the "Incentive Funding" in the amounts and manner specified below if CCE achieves the indicated mutually agreed nonalcoholic beverage 192 ounce equivalent unit case ("Unit Case") volume increase minimums, calculated on a comparable day basis, for TCCC Brands.

UNIT CASE VOLUME GROWTH RATE TARGET MINIMUMS

In consideration for the Incentive Funding, CCE has agreed to annual Unit Case volume growth minimums for calendar year 2002 versus prior year for TCCC Brands of 3% in North America and 5% in Europe. The aggregate required volume growth in North America and Europe shall be referred to as the "Annual Target Minimum". Performance against the Annual Target Minimum shall be measured quarterly, calculated on a comparable day basis, versus prior year quarters ("Quarterly Target Minimum") as follows. The Quarterly Target Minimums in North America for calendar year 2002 are 3% for Q1, 3% for Q2, 3%

Mr. John R. Alm
April 15, 2002
Page 2

for Q3, and 3% for Q4. The Quarterly Target Minimums in Europe for calendar year 2002 are 5% for Q1, 5% for Q2, 5% for Q3, and 5% for Q4.

Annual and Quarterly Target Minimums will be reset every Program Year, as follows. Beginning 2003, for each calendar year that this Program remains in effect ("Program Year"), TCCC and CCE shall mutually agree upon the Program Base Volume (defined as CCE's actual volume for TCCC Brands for the applicable prior reporting period), Program Unit Case volume growth rates, and Annual and Quarterly Target Minimum(s) for which the Incentive Funding will be earned and paid under this Program. Our mutual expectation is that the Program Unit Case volume growth rate in North America and Europe will be 80% of the respective agreed annual budget plan Unit Case growth rates. Except as otherwise specified in this agreement, no existing funding agreements shall be affected by this Program; for example, base marketing funds will continue to be paid to support mutually developed business plans to achieve mutually agreed to objectives, as a part of the annual planning process.

Volume from brand conversions and trademark brands acquired by TCCC that, as of the date of acquisition, are not distributed by CCE will be included in CCE's actual volume for TCCC Brands during the first twelve months following introduction by CCE in each applicable territory, and will contribute to Program Unit Case volume growth in such territory beginning the thirteenth month after such introduction, but not prior to that date. For trademark brands acquired by TCCC that, as of the date of acquisition, are distributed by CCE in one or more of its territories, volume for the applicable territory for the twelve month period prior to the date of acquisition will be included in Program Base Volume for such period, and volume from the acquired brand will contribute to Program Unit Case volume growth for such territory beginning the date of acquisition. Line extensions and new packaging of existing TCCC Brands in each applicable territory will count toward Program Unit Case volume growth for such territory from day one of launch. New trademark brands developed by TCCC and introduced by CCE (i) in North America will contribute to Program Unit Case volume growth from day one of launch, and (ii) in Europe will be included in CCE's actual volume for TCCC Brands for the applicable territory during the first twelve months following launch in such territory, and will contribute to Program Unit Case volume growth for such territory beginning the thirteenth month after launch, but not prior to that date.

INCENTIVE FUNDING

CCE has requested $150mm in funding support for 2002 and $250mm for 2003 and thereafter. TCCC has agreed with CCE, for so long as this Program remains in effect, to fund this need with a combination of annual (i) incremental funding from TCCC, including Annual Cash Funding (set forth in Column "A" of the following chart) and a one time increase of $30 million in Base SMF funding for North America (which impacts annual Program Cash as set forth in Columns "B" and "C"); and (ii) proceeds that accrue from mutually developed system savings and/or new business system opportunities generated

Mr. John R. Alm
April 15, 2002
Page 3

from certain mutually agreed North America strategic projects that become a part of the system's strategic plan ("Project Proceeds" as set forth in Column "D"):

                            A         +         B           =       C       +         D         =         E
-----------------------------------------------------------------------------------------------------------------
   Year                  Annual Cash      Increase in Base     Program Cash    Project Proceeds     Total Program
                           Funding           SMF Funding          Impact            Minimum            Funding
-----------------------------------------------------------------------------------------------------------------
   2002                     $120mm              $30mm             $150mm           $     0             $150mm
   2003                     $220mm              $30mm             $250mm           $     0             $250mm
   2004                     $165mm              $30mm             $195mm            $ 55mm             $250mm
   2005                     $140mm              $30mm             $170mm            $ 80mm             $250mm
   2006                     $115mm              $30mm             $145mm            $105mm             $250mm
   2007                     $ 90mm              $30mm             $120mm            $130mm             $250mm
   2008                     $ 65mm              $30mm             $ 95mm            $155mm             $250mm
   2009 and any             $ 50mm              $30mm             $ 80mm            $170mm             $250mm
   subsequent
   Program Year


MANAGEMENT ROUTINE, PROGRAM REVIEW, AND STEWARDSHIP OF PROJECT PROCEEDS

CCE and TCCC shall establish a planning and management routine and shall meet at least once per month so long as the Program is in effect to review performance and progress relative to pricing, funding, project results, and other Program elements. During each Program Year, project results will be managed, and Project Proceeds up to the Project Proceeds Minimum will be used to credit the CCE Support Objectives listed above. Project Proceeds that exceed the Project Proceeds Minimum will be split 50/50 between CCE and TCCC, and, as a guiding principle, will be reinvested in incremental programs designed to accelerate current and future growth. If Project Proceeds do not deliver the Project Proceeds Minimum, and TCCC and CCE are satisfied with each other's fulfillment of planned project activities and with the quality analysis of the actual results, TCCC and CCE will split 50/50 the negative variance.

Because the funding listed above reflects a re-allocation of direct marketing expense, CCE and TCCC agree that if the funding burden results in under-allocation of media (for example), the parties will collaborate to try to find the resources to fund a mutually agreed level of media investment.

PAYMENT AND RECONCILIATION OF ANNUAL CASH FUNDING

For each calendar quarter during a Program Year in which CCE achieves Unit Case volume growth versus prior year quarter greater than or equal to the combined Quarterly Target Minimums for North America and Europe ("Combined Quarterly Target Minimum"), CCE

Mr. John R. Alm
April 15, 2002
Page 4

shall earn 25% of the Annual Cash Funding indicated in Column A of the chart above, which TCCC shall pay directly to CCE in U.S. dollars as follows.

TCCC shall advance to CCE, within thirty days of the beginning of each Program Year quarter, 25% of the Annual Cash Funding amount. If CCE's Unit Case volume growth versus prior year for such quarter is less than the Combined Quarterly Target Minimum, TCCC shall deduct from the next quarter's advance one U.S. dollar ($1.00) for each Unit Case comprising CCE's shortfall.

Following the close of the second, third and fourth calendar quarters during a Program Year, TCCC shall also review CCE's cumulative YTD Unit Case volume growth versus prior year in North America and Europe. If such growth is greater than or equal to the cumulative Combined Quarterly Target Minimums for both geographies as of such date, TCCC shall pay CCE any additional amount necessary to cause CCE's cumulative Annual Cash Funding payments as of that date to equal, in the case of Q2, 50% of the total applicable Annual Cash Funding; in the case of Q3, 75% of the total applicable Annual Cash Funding; and, in the case of Q4, 100% of the total applicable Annual Cash Funding.

If CCE exceeds the Annual Target Minimum for any full Program Year, the number of any Unit Cases by which CCE exceeds the annual volume growth minimum for North America shall be applied to reduce the Unit Case base volume for that geography for the immediately following Program Year, and the number of any Unit Cases by which CCE exceeds the annual volume growth minimum for Europe shall be applied to reduce the Unit Case base volume for that geography for the immediately following Program Year.

If CCE's cumulative YTD Unit Case volume growth for any full Program Year is less than the Annual Target Minimum for that year, CCE shall reimburse TCCC at the rate of one U.S. dollar ($1.00) for each Unit Case comprising the shortfall, not to exceed the applicable Annual Cash Funding amount set forth in Column "A" of the chart above.

CONCENTRATE PRICING

TCCC has committed to a weighted average concentrate price increase of 1.5% for 2002 for CCE in North America and expects to manage concentrate price increases in the 1% to 2% range until further notice. In the event that CCE, in order to be competitive and grow share of the non-alcoholic beverage category, reasonably determines that any wholesale price (net of CCE's CMA, CTM and customer specific coupon expense) increases in North America need to be significantly lower than the TCCC concentrate price increase for any given year, and both companies agree that this is necessary and not solvable through other means, TCCC agrees to evaluate its allocation of resources to provide mutually agreeable assistance.

Likewise, until further notice, TCCC has committed that its aggregate weighted concentrate price increases to CCE for its territories in Europe will not exceed CCE's aggregate weighted net wholesale price increases in such territories.

Mr. John R. Alm
April 15, 2002
Page 5

OTHER PROGRAM ELEMENTS

Effective Q1 2002 in North America only, CCE and TCCC agree that all CTM expense, except for such expense incurred in connection with the customers identified on Attachment "A" hereto for which the current sharing relationship will be maintained until further notice, will shift 100% to CCE. All expense (and associated commission revenue) for local media in CCE's North America territory will shift 100% to TCCC. For 2002 in North America only, Base SMF will be calculated, on a per Unit Case basis, as the per case amount of 2001 SMF, plus the per case equivalent (based on 2001 volume) of the one-time $30 million increase in Base SMF funding provided for under this agreement, plus the per case CTM expenses transferred from TCCC to CCE, minus the per case amount of the local media expense (net of commissions) transferred by CCE to TCCC, times the concentrate price increase amount (e.g., 1.015 for Master Bottle Contract Bottlers in 2002). For any subsequent Program Years, Base SMF will be calculated, on a per Unit Case basis, as the prior years Base SMF times the concentrate price increase amount CTM for non-CCE bottlers will continue to be administered (facilitated) as needed by CCNA.

CCE agrees as it regards its territories outside of the European Economic Area, that TCCC (and/or any joint ventures/partnerships in which TCCC participates) will be the principal brand companies for CCE. TCCC likewise agrees that CCE will be the principal operating company in its geographies for TCCC. We will document in writing, prior to April 30, 2002, the non-TCCC brands that CCE distributes in North America. We will complete negotiations regarding launch plans for agreed conversions in North America no later than, May 31, 2002. We will also document in writing by the same date the circumstances under which TCCC shall use alternate distribution in North America.

CCE and TCCC must agree to annual marketing plans for all applicable geographies and major customers, including TCCC led marketing strategies and plans (including Brand, media (CAP), Presence and In-Store marketing plans, including brand building POS plans and investment levels) and CCE led operational and customer execution strategies and plans.

TCCC and CCE expressly reserve and do not waive any rights under applicable bottling or distribution agreements, or any other contract or agreement, including, but without limitation, the Master Bottle Contract, The Allied Bottle Contract and The Bottler's Agreement. This program is supplemental to, and not in lieu of, any annual plan or planning process required by one or more of these contracts.

CCE and The Coca-Cola Company agree to (i) direct operating strategy and execution to achieve sustainable share growth of non-alcoholic beverage business; and (ii) support present/future Business System design initiatives (e.g., CMG moving to CCE).

The Parties agree that any failure of performance by either party shall be excused to the extent, and during such period of time, that such failure is caused by: an act of God; fire;

Mr. John R. Alm
April 15, 2002
Page 6

war; terrorism; riot; insurrection; boycott, acts of public authorities; delays or defaults caused by public carriers; inability of suppliers to produce, sell or deliver needed materials or other cause, whether similar or dissimilar including marketplace developments, beyond the reasonable control of the defaulting party; PROVIDED, HOWEVER, that CCE shall reimburse TCCC, in a mutually agreeable amount consistent with the terms of this agreement to be negotiated in good faith by TCCC and CCE, for any unearned advances of Incentive Funding arising from Unit Case volume shortfall(s) as of such cause.

Either TCCC or CCE may in its discretion, terminate this agreement, with or without cause, by providing six months written notice to the other party; provided, however, that once an annual plan has been agreed upon by both companies, such termination shall not be effective until the end of the applicable plan year.

In addition, during any of the first three calendar quarters of a Program Year, either TCCC or CCE may cancel CCE's Quarterly Target Minimums and TCCC's obligation to pay Total Program Funding for the remainder of such Program Year by providing written notice to the other party at least ten days prior to the end of such quarter. Such cancellation, if made by either Party, will apply to all Total Program Funding (including all Annual Cash Funding, Increase in Base SMF Funding and Project Proceeds Minimum Funding) and Quarterly Target Minimum commitments remaining for such Program Year. Upon such cancellation, TCCC's obligation to pay Total Program Funding will cease effective the last day of the quarter during which such notice is given, and CCE shall refund to TCCC (i) any unearned portion of Annual Cash Funding (Column "A" above) received by CCE for such Program Year at the rate of one U.S. dollar ($1.00) for each Unit Case comprising the year-to-date shortfall as of the date of cancellation (provided that any such refund shall not exceed the Annual Cash Funding received by CCE during such year); (ii) any unearned portion of the applicable Increase in Base SMF Funding (Column "B" above); and (iii) and any unearned portion of the applicable Project Proceeds Minimum funding (Column "D" above), for such Program Year. TCCC shall likewise pay to CCE any portion of applicable Annual Cash Funding, Increase in Base SMF Funding, or Project Proceeds Minimum funding earned by CCE, but not paid, as of the date of cancellation. All other provisions of the agreement will remain in full force and effect.

The terms and conditions of this agreement are acknowledged by TCCC and CCE to be strictly confidential, and the Parties agree not to share the contents hereof with any other party without the express written consent of the other party.

Mr. John R. Alm
April 15, 2002
Page 7

If this accurately reflects our agreement and understanding, please sign where indicated below and return a signed copy to each of us.

Sincerely,

JEFFREY T. DUNN
Jeffrey T. Dunn
Executive Vice President, The Coca-Cola Company
President and Chief Operating Officer
The Americas Group

ALEXANDER R. C. (SANDY) ALLAN
Alexander R. C. (Sandy) Allan
Executive Vice President, The Coca-Cola Company
President and Chief Operating Officer
Europe, Eurasia and Middle East Group


Accepted and agreed to by:

Coca-Cola Enterprises Inc.


By: JOHN R. ALM
    John R. Alm
    President, Chief Operating Officer

Attachment A -- Customers for which the current CTM sharing relationship in North America will be maintained until further notice


Airtran Airlines                             Continental Airlines                       Meristar
Alaska Airlines                              Crystal Cruises                            Navy Exchange - NEX Norfolk
Aloha Airlines                               DECA US Military Commissaries              Ocean Hospitalities
American Airlines                            Delta Airlines                             Omni Hotels
Apollo Ship Chandlers                        Doubletree Hotels                          Princess Services
Aramark Services                             Extended Stay                              Radisson Hotels
Army and Air Force - Exchange                Fairmont Hotels                            Red Roof Inns
Blockbuster Entertainment                    Hawaiian Airlines                          Royal Caribbean Cruise Lines
Boys & Girls Clubs                           Healthsouth                                Sky West Airlines
Carnival/Holland America                     Hilton Hotels                              Sodexho Marriott
Cendant Headquarters                         Hilton International                       Southwest Airlines
Choice Hotels International                  Holiday Inn                                Starwood Lodging Corp
Choice Management                            Host Marriott Services                     United Airlines
Coast Guard Exchange                         Jameson Inns                               US Air Pittsburgh
Columbia Sussex                              Kloster Cruise Limited                     Veterans Canteen Service
Com Air                                      Marine Corps Exchange                      Wyndham International
Compass                                      Marriott International Hotels